Exhibit 10.1

                                 LOAN AGREEMENT

                                     BETWEEN

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                    as Lender

                                       and

                              HORIZON VESSELS, INC.
                                   as Borrower


                            Dated as of June 29, 2001

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                                TABLE OF CONTENTS

ARTICLE I.   The Loan.............................................................................................6
         Section 1.1       Advances and Conversion................................................................6
         Section 1.2       Notice of Drawing......................................................................6
         Section 1.3       Repayment..............................................................................6
         Section 1.4       Interest...............................................................................7
         Section 1.5       Payments...............................................................................8
         Section 1.6       Prepayment.............................................................................9

ARTICLE II.  Conditions Precedent................................................................................10
         Section 2.1       Conditions Precedent to Initial Advance...............................................10
         Section 2.2       Conditions to each Advance............................................................11
         Section 2.3       Conditions to Conversion to Term Loan.................................................12
         Section 2.4       Waiver of Conditions Precedent........................................................13

ARTICLE III. Representations, Warranties and Covenants...........................................................13
         Section 3.1       Representations.......................................................................13
         Section 3.2       Affirmative Covenants.................................................................15
         Section 3.3       Negative Covenants....................................................................19

ARTICLE IV.  Events of Default...................................................................................21

ARTICLE V.   Miscellaneous.......................................................................................23
         Section 5.1       Notices...............................................................................23
         Section 5.2       No Waiver.............................................................................24
         Section 5.3       Applicable Law and Jurisdiction.......................................................24
         Section 5.4       Severability..........................................................................24
         Section 5.5       Amendment.............................................................................24
         Section 5.6       Assignment and Participation..........................................................25
         Section 5.7       Fees, Costs, Expenses and Taxes.......................................................25
         Section 5.8       Counterparts..........................................................................25
         Section 5.9       Section Headings......................................................................25
         Section 5.10      Merger................................................................................25

Exhibit A-1  -  Construction Note
Exhibit A-2  -  Term Note
Exhibit B    -  Notice of Drawing


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                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT dated as of June 29, 2001, between HORIZON VESSELS, INC., a Delaware corporation (the "Borrower") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (the "Lender"). Capitalized terms used herein and not otherwise defined herein are used with the meanings ascribed thereto in the Definitions Section of this Agreement.

                                R E C I T A L S:

      1. The Borrower is in the business of owning and operating offshore construction and pipe-laying vessels.

      2. The Borrower has requested financing from the Lender in the principal amount of up to USD 10,080,000 (the "Loan") in order to finance the acquisition of the U.S. flag pipe-laying barge PECOS HORIZON (the "Vessel").

      3. The Loan shall be evidenced by the secured promissory notes of the Borrower (the "Notes"), substantially in the form of Exhibits A-1 and A-2 attached hereto and made a part hereof.

      NOW, THEREFORE, in consideration of the above recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  DEFINITIONS:

      The following terms shall have the following meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined.

      "Advance" has the meaning set forth in Section 1.1 hereof.

      "Affiliate" of any Person means (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person and
(ii) any director or officer of such first Person or of any Person referred to in clause (i) above. For the purposes of this definition "control" of any Person includes (a) with respect to any corporation or other Person having voting shares or the equivalent and elected directors, managers, or Persons performing similar functions, the ownership or power to vote, directly or indirectly shares or the equivalent representing 50% or more of the power to vote in the election of directors, managers or Persons performing similar functions, (b) ownership of 50% or more of the equity or beneficial interest in any other entity and (c) the ability to direct the business and affairs of any Person by acting as a general partner, manager or otherwise.

      "Assignments" means the Assignment of Insurances and Assignment of Charter, each in form and substance acceptable to the Lender.


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      "Business Day" means a day other than a Saturday or a Sunday or a day on which commercial banks are authorized or required to be closed in New York, New York.

      "Closing Date" means the date of this Agreement.

      "Commitment" means the lesser of (a) eighty percent (80%) of the Orderly Liquidation Value of the Vessel as set forth in the most recent appraisal of the Surveyor, and (b) USD 10,080,000.

      "Construction Note" means the promissory note of the Borrower substantially in the form of Exhibit A-1 hereto.

      "Construction Period" means the period from the Closing Date through October 31, 2001.

      "Contract Rate" has the meaning given that term in the Construction Note and the Term Note, respectively.

      "Controlled Group" means a "controlled group of corporations" as defined in Section 1563(a) of the Internal Revenue Code of 1986, as amended, without regard to Section 1563(a)(4) and (e)(3)(c) of such Code, of which Borrower is a part.

      "Conversion Date" means the date of the conversion of the Advances into the Term Loan.

      "Dollars" or "USD" means lawful currency of the United States of America.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Default" has the meaning set forth in Article IV hereof.

      "Excluded Income Taxes" has the meaning set forth in Section 1.5(a) hereof.

      "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

      "Governmental Agency" means any government or any state, department or other political subdivision thereof or governmental body, agency, authority, department or commission having jurisdiction over the Borrower or its properties (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by the foregoing.

      "Guarantor" means Horizon Offshore, Inc., a Delaware corporation, and any other Affiliate of the Borrower that guarantees the repayment of the Loan.

      "Guaranty" means the guaranty of the Guarantor dated the date hereof in favor of the Lender in form and substance satisfactory to the Lender.


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      "Hazardous Substances" means petroleum and used oil, or any other pollutant or contaminant, hazardous, dangerous or toxic waste, substance or material as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.ss.9601, et seq. (hereinafter called "CERCLA"); the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss. 6901, et seq. (hereinafter called "RCRA"); the Toxic Substances Control Act, as amended, 15 U.S.C.ss. 2601, et seq. (hereinafter called "TSCA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C.ss.1801, et seq. (hereinafter called "HMTA"); the Oil Pollution Act of 1990, Pub.L. No. 101-380, 104 Stat. 484 (1990) (hereinafter called "OPA"); or any other statute, law, ordinance, code or regulation of any Governmental Agency relating to or imposing liability or standards of conduct concerning the use, production, generation, treatment, storage, recycling, handling, transportation, release, threatened release or disposal of any hazardous, dangerous or toxic waste, substance or material, currently in effect or at any time hereafter adopted.

      "Indebtedness" of the Borrower means all items of indebtedness which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of a balance sheet of the Borrower, as of the date as of which indebtedness and liabilities is to be determined and shall include all indebtedness and liabilities of others assumed or guaranteed by the Borrower or in respect of which the Borrower is secondarily or contingently liable (other than by endorsement of instruments in the course of collection and performance guarantees and similar transactions entered into in the ordinary course of business) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise but shall exclude deferred Taxes.

      "Indemnitee" means the Lender and its officers, directors, employees, representatives, agents and Affiliates.

      "Loan" means the current principal amount and unpaid interest outstanding under this Agreement.

      "Loan Documents" means the Notes, this Agreement, the Mortgage, the Guaranty and the Assignments.

      "Material adverse effect" means having a material adverse effect on the business, properties or condition (financial or otherwise) of the Borrower or any Guarantor taken as a whole.

      "Maturity Date" means the tenth (10th) anniversary of the Conversion Date, or such earlier date pursuant to Section 1.3(a) or Article IV hereof.

      "Mortgage" means the U.S. First Preferred Ship Mortgage on the Vessel, in form and substance acceptable to the Lender.

      "Notice of Drawing" means the Notice of Drawing from the Borrower to the Lender, substantially in the form of Exhibit B attached hereto and made a part hereof.


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      "Orderly Liquidation Value" shall have the meaning customarily attributed to it in the vessel appraisal industry at the time of the valuation, less the estimated marshalling, stacking, reconditioning and sale expenses designed to maximize the resale value of the Vessel, as determined by the Surveyor.

      "Payment Date" has the meaning set forth in Section 1.2(b) hereof.

      "Person" means any natural person, corporation, partnership, limited liability company, firm, association, government, Governmental Agency or any other entity other than the Borrower and whether acting in an individual, fiduciary or other capacity.

      "Plan" means any employee pension benefit plan subject to Title IV of ERISA and maintained by Borrower or any member of a Controlled Group, or any such plan, to which Borrower or any member of a Controlled Group is required to contribute on behalf of any of its employees.

      "Prepayment Premium" means the prepayment premiums required by Section 1.6(b) hereof.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA (29 U.S.C. ss. 1343), except events for which the notice provision has been waived by the Pension Benefit Guaranty Corporation.

      "Responsible Officer" means the chief executive officer, the chief financial officer or any other officer having principal responsibility for the financial affairs of the Borrower or any Guarantor.

      "Surveyor" means Dufour, Laskay & Strouse, Inc., or other independent marine surveyor selected by the Lender.

      "Taxes" has the meaning set forth in Section 1.5(a) of this Agreement.

      "Term Loan" means the permanent financing of the Vessel as set forth in
Section 1.1.

      "Term Note" means the promissory note of the Borrower substantially in the form of Exhibit A-2 hereto.

      "Total Loss" means (i) the actual or constructive or compromised or arranged total loss of the Vessel; or (ii) the requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; or
(iii) the capture, seizure, attachment, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government unless the Vessel is released from such seizure, attachment, detention or confiscation within thirty (30) days of the occurrence thereof. A Total Loss shall be deemed to have occurred (a) in the event of an actual total loss of the Vessel on the date of such loss, (b) in the event of damage to the Vessel which results in a constructive or compromised or arranged total loss of the Vessel on the date following the occurrence of the event giving rise to such damage, or a date which is thirty (30) days thereafter, if the Borrower is diligently pursuing a


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determination of such constructive or compromised or arranged total loss, or (c)
in the case of any event referred to in clauses (ii) or (iii) above, on the date of the occurrence of such event.

                                   ARTICLE I.
                                    THE LOAN

      Section 1.1   ADVANCES AND CONVERSION.

      (a) Subject to the terms and conditions of Article II of this Agreement, the Lender agrees to make up to three (3) advances (each an "Advance") to the Borrower during the Construction Period in an aggregate principal amount up to the Commitment. The Lender shall have no obligation to fund any Advance after the Construction Period. The initial Advance shall be in an amount of USD 5,569,075. An interim Advance may be requested by the Borrower to reimburse the Borrower for costs and expenses of the refurbishment of the Vessel (or for direct payment of the invoices of suppliers and materialmen for the Vessel). The third and final Advance may be made only for the reimbursement of costs and expenses in connection with the completion of the Vessel's proposed refurbishment.

      (b) The Borrower may convert the Advances to the Term Loan on the last day of the Construction Period, or at any time during the Construction Period upon three (3) days prior written notice to the Lender, subject to the conditions set forth in Section 2.3 hereof. If the Borrower does not give notice of its election to convert the Advance to the Term Loan, the Borrower shall repay the Advances, and all accrued and unpaid interest and other amounts due and payable hereunder, on the last day of the Construction Period.

      Section 1.2   NOTICE OF DRAWING.

         The Borrower shall make a request for an Advance by sending to the Lender a written Notice of Drawing not later than 11:00 a.m., Dallas Time, two
(2) Business Days prior to the date on which the Advance is requested setting forth the bank account or accounts to which the Advance is to be remitted. A Notice of Drawing shall be irrevocable.

      Section 1.3   REPAYMENT.

      (a) If the Borrower has elected to convert the Advances to the Term Loan, the repayment of principal of the Term Loan shall be governed by Section 1.3(b) hereof and the provisions of the Term Note. If no such election is made, the Borrower shall repay all principal amounts of the Advances, plus accrued and unpaid interest and any other amounts due and payable hereunder, on the last day of the Construction Period.

      (b) The Borrower shall repay the principal amount of and interest on the Term Loan: (i) in one hundred nineteen (119) consecutive monthly installments in an amount to be determined based on an amortization of the principal balance thereof over one hundred twenty (120) months at the Contract Rate in effect as of the Conversion Date, and (ii) a final installment on the Maturity Date in an amount sufficient to discharge all remaining principal of the Term Note, accrued and unpaid interest thereon, and any outstanding fees and expenses payable to the Lender as of such date. Each such installment to be paid by the Borrower to the Lender on a date


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(i) that is the first day of the month after the Conversion Date if the
Conversion Date is prior to the 15th day of a month, or (ii) that is the first day of the second month after the Conversion Date if the Conversion Date is on or after the 15th day of a month, and on the same day of each month thereafter and ending on the Maturity Date (each such date a "Payment Date").

      (c) The Loan shall be evidenced by and repayable in accordance with the terms hereof and of the Notes.

      Section 1.4   INTEREST.

      (a) During the Construction Period, interest shall accrue on the outstanding principal amount of a Construction Note at the Contract Rate then in effect pursuant to the terms of the Construction Note and shall be paid by the Borrower on the first day of each month of the Construction Period. If there is any outstanding interest accrued but unpaid on a Construction Note on the Conversion Date, the Borrower shall either pay such amount on the Conversion Date or repay such amount with the final Advance on such date, provided that the total principal amount of all Advances hereunder shall not exceed the Commitment. Interest shall accrue on the outstanding principal amount of the Term Note at the Contract Rate then in effect pursuant to the terms of the Term Note and shall be paid by the Borrower monthly in arrears on each Payment Date, and on the Maturity Date in an amount sufficient to repay all accrued and unpaid interest on the Loan.

      (b) Any amount of principal or any other amount due hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until such amount is paid in full, payable on demand, at an interest rate of eighteen (18%) per annum.

      (c) In no event shall any interest rate provided for in this Agreement or the Notes exceed the maximum rate permitted by the then applicable law. It is the intention of the parties hereto to strictly comply with applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Agreement, in the Notes, or in the other Loan Documents, in no event shall this Agreement, the Notes, or the other Loan Documents be construed to charge, contract for or require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Agreement, the Notes or the other Loan Documents, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (i) the provisions of this Section 1.4(c) shall govern and control, (ii) neither the Borrower nor any other person or entity now or hereafter liable for the payment thereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to the Borrower, at the option of the Lender, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of


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the foregoing, all calculations of the rate of interest contracted for, charged or received under this Agreement, the Notes and the other Loan Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Borrower or otherwise by the Lender in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Lender to receive a greater simple interest per annum rate than is presently allowed, the Borrower agrees that, on the effective date of such amendment or preemption as the case may be, the lawful maximum hereunder shall be increased to the maximum simple interest per annum rate allowed by the higher of the amended state law or the law of the United States of America.

      Section 1.5   PAYMENTS.

      (a) The payment obligations of the Borrower under the Notes and all other amounts payable under this Agreement shall be paid to the Lender at such address as the Lender may designate (not less than one (1) Business Day prior to the due date therefor), not later than the close of business on the due date thereof, in lawful money of the United States. All payments shall be made (i) without set-off, counterclaim or condition and (ii) free and clear of, and without deduction for or on account of, any present or future taxes, levies, duties, imposts, charges, fees, deductions or withholdings of any nature ("Taxes"), unless the Borrower is required by law or regulation to make payment subject to any Taxes. In the event that the Borrower is required by law or regulation to make any deduction or withholding on account of any Taxes from any payment due under this Agreement, then: (a) the Borrower shall notify the Lender promptly as soon as it becomes aware of such requirement and shall remit promptly the amount of such Taxes to the appropriate taxation authority, and in any event prior to the date on which penalties attach thereto; and (b) such payment shall be increased by such amount as may be necessary to ensure that the Lender receives a net amount, free and clear of all Taxes, equal to the full amount which the Lender would have received had such payment not been subject to such Taxes (other than Excluded Income Taxes as such term is defined below). Notwithstanding the foregoing, the Borrower shall not be liable for, or required to pay, any Taxes which are based on the overall income of the Lender or franchise taxes imposed at any time on the Lender by any Governmental Agency ("Excluded Income Taxes"). Each such payment or reimbursement by the Borrower shall be net of any credit or the value of any deduction received by the Lender thereon to the extent that the same can be determined by the Lender (as certified by the Lender to the Borrower, such certificate to be conclusive absent manifest error). The Borrower shall indemnify the Lender against any liability of the Lender in respect of such Taxes (other than Excluded Income Taxes) and shall supply copies of applicable tax receipts.

      (b) If any payment to be made by the Borrower shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

      (c) Each payment to be made on a Payment Date, and all prepayments, and other payments shall be applied first to the payment of accrued and unpaid interest on the Loan, then to


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the payment of all other amounts due under this Agreement and the other Loan
Documents, and the balance shall be applied to the payment of principal due under the applicable Note in inverse order of payment.

      Section 1.6   PREPAYMENT.

(a)      MANDATORY PREPAYMENT.

            (i) TOTAL LOSS. If there shall have occurred a Total Loss, on the earlier of (x) the date insurance proceeds are received or (y) ninety (90) days after the date of occurrence of the Total Loss the Borrower shall either (A) provide as collateral a replacement vessel acceptable to the Lender which is of comparable or greater value to the lost Vessel, which replacement vessel will be added to the lien of the Mortgage or (B) prepay within five (5) days of the Lender's demand, a portion of the loan equal to the amount of the insurance proceeds received in respect of the Vessel or an amount equal to the value of the Vessel, as determined by the applicable stipulated loss value ascribed to the Vessel in the Borrower's insurance policies or any other method reasonably acceptable to the Lender.

            (ii) PARTIAL LOSS. If there shall have occurred loss or damage to the Vessel which does not rise to the level of a Total Loss, the underwriters may pay direct for the repair, salvage or other charges or, if the Borrower shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the Borrower as reimbursement therefore; provided, however, that if such amounts are greater than USD 50,000.00 and the Borrower shall not have fully repaired the damage or paid all of the salvage or other charges or if an Event of Default has occurred and is continuing, the underwriters shall not make such payment without first obtaining the written consent of the Lender. If the Lender does not so consent, all such proceeds shall be paid to the Lender for the purpose of prepaying amounts outstanding hereunder or under any other Loan Document.

            (iii) The Lender shall apply payments received pursuant to Section 1.6(a)(i) in accordance with Section 1.5(c) hereof. No Prepayment Premium shall be payable with respect to any Mandatory Prepayment made by the Borrower pursuant to this Section 1.6(a).

      (b) VOLUNTARY PREPAYMENT. On any scheduled Payment Date after the Conversion Date, and upon ten (10) days prior written notice to Lender, Borrower may prepay the Term Note, in full only, by paying all: (a) outstanding principal; plus (b) all accrued but unpaid interest; plus (c) all other outstanding obligations hereunder or under any other Loan Documents; together with (d) a prepayment premium equal to (1) three percent (3%) of the principal amount prepaid if the Term Note is prepaid on or before the first (1st) anniversary of the Conversion Date, (2) two percent (2%) of the principal amount prepaid if the Term Note is prepaid after the first (1st) anniversary of the Conversion Date but on or before the second (2nd) anniversary of the Conversion Date, and (3) one percent (1%) of the principal amount prepaid if the Term Note is prepaid after the second (2nd) anniversary of the Conversion Date but on or before the third (3rd)


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anniversary of the Conversion Date. After the third (3rd) anniversary of the
Conversion Date the Term Note may be prepaid in full as provided above without premium or penalty.

                                  ARTICLE II.
                              CONDITIONS PRECEDENT

      Section 2.1   CONDITIONS PRECEDENT TO INITIAL ADVANCE.

      The Lender's execution and delivery of this Agreement and the making of the initial Advance hereunder are subject to the following conditions having been satisfied in the reasonable opinion of the Lender on or prior to the date the initial Advance is requested:

      (a) Each of this Agreement, the Construction Note and the other Loan Documents, except the Term Note, shall have been duly authorized and executed with original counterparts thereof delivered to the Lender.

      (b) The Borrower shall have delivered to the Lender evidence of good standing, certificates of incumbency and duly certified resolutions of its Board of Directors and all such other corporate documentation authorizing it to enter into the transactions contemplated by this Agreement and the other Loan Documents.

      (c) The representations and warranties contained in Article III of this Agreement and in each other Loan Document shall be true on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and no Event of Default specified in Article IV hereof and no event which, with the lapse of time or the notice and lapse of time specified in Article IV hereof, would become such an Event of Default, shall have occurred and be continuing or shall have occurred at the completion of the making of the Loan, and the Lender shall have received satisfactory certificates signed by Responsible Officers of the Borrower, as to all questions of fact involved in this condition.

      (d) There shall have been no material adverse change in the business, financial condition or operations of the Borrower or the Guarantor since December 31, 2000.

      (e) The Security Agreements shall have been duly executed and delivered and all actions necessary to perfect the security interests created by the Security Agreements shall have been taken.

      (f) All orders, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with and exemptions by any Governmental Agency or any Person (other than any routine filings which may be required after the date hereof with appropriate governmental authorities in connection with the operation of Vessel) required to (i) authorize the execution, delivery and performance by the Borrower or the Guarantors of the Loan Documents to which they are parties or (ii) prevent the execution, delivery and performance by the Borrower or the Guarantors of the Loan Documents to which they are parties from resulting in a breach of any of the terms or conditions of, or resulting in the imposition of any lien, charge or encumbrance upon any properties of the Borrower pursuant to, or constituting a default (with due notice or lapse of time or both), or resulting in an occurrence of any event for


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which any holder or holders of Indebtedness may declare the same due and payable under, any indenture, agreement, order, judgment or instrument under which the Borrower or any Guarantor is a party (other than the Mortgage or the Assignments) or to the Borrower's knowledge after due inquiry by which the Borrower or its property may be bound or affected, or under the Certificates of Incorporation or By-Laws of the Borrower, shall have been obtained or made.

      (g) The Lender shall have received an inspection report and appraisal of the Vessel prepared by the Surveyor in form and substance satisfactory to the Lender, estimating an Orderly Liquidation Value of the Vessel of no less than USD 5,569,075 and evidence that the Borrower has paid such amount to acquire the Vessel.

      (h) The Lender shall have received such other documents and instruments it may reasonably request necessary to consummate the transactions described in this Agreement, in each case in form and substance reasonably satisfactory to it.

      (i) The Borrower shall have provided evidence of insurance maintained by the Borrower on the Vessel required by the Mortgage accompanied by a report of the Borrower's insurance broker that such insurance complies with the terms of the Mortgage.

      (j) The Mortgage shall have been duly executed and delivered and all actions necessary to perfect the security interest created by the Mortgage shall have been taken.

      (k) The Borrower shall have reimbursed the Lender for the fees, costs and expenses of the Lender as required by Section 5.7 hereof.

      Section 2.2   CONDITIONS TO EACH ADVANCE.

      Each Advance shall be subject to the following conditions having been fulfilled unless waived in writing by the Lender:

      (a) If an Advance is made on a date after the Closing Date, the Borrower shall have executed an Officer's Certificate representing and warranting that each of the representations and warranties set out herein is true and correct as of such date;

      (b) there shall not have occurred any Event of Default hereunder;

      (c) The Borrower shall deliver a Certificate, stating that (A) there have been no occurrences which have or would adversely and materially affect the condition of the Vessel, its hull or any of its component parts; (B) the amount of the requested Advance is in accordance with the actual costs to the Borrower of materials, supplies and labor for the refurbishment of the Vessel; and (C) once the suppliers and subcontractors identified to the Lender by the Borrower in writing are paid there will be no liens or encumbrances on the Vessel, its hull or component parts for which the withdrawal is being requested except for those already approved by the Lender. The Borrower shall also attach the invoices and receipts supporting each proposed Advance to the satisfaction of the Lender.

      (d) The Lender shall have received an inspection report and appraisal of the Vessel prepared by the Surveyor in form and substance satisfactory to the Lender, dated no earlier than fifteen (15) days prior to the requested Advance, estimating an Orderly Liquidation Value of the Vessel not less than the sum of the Initial Advance plus the requested Advance; provided that the Lender may advance an amount in excess of such Orderly Liquidation Value in its sole discretion at the request of the Borrower.

      (e) The Borrower shall have reimbursed the Lender for the fees, costs and expenses of the Lender as required by Section 5.7 hereof.

      Section 2.3   CONDITIONS TO CONVERSION TO TERM LOAN.

      The conversion of Advances to the Term Loan shall be subject to the following conditions having been fulfilled on the Conversion Date by the Borrower unless waived in writing by the Lender:

      (a) the Lender shall have received from the Surveyor or other appraiser selected by the Lender an appraisal of the Vessel in form and substance acceptable to the Lender, dated no earlier than fifteen (15) days prior to the Conversion Date, estimating an Orderly Liquidation Value of the Vessel of no less than 125% of the total of all Advances;

      (b) the Borrower shall have delivered to the Lender a copy of a current Confirmation of Class with respect to the Vessel issued by the American Bureau of Shipping;

      (c) the Borrower shall have executed an Officer's Certificate representing and warranting that each of the representations and warranties herein is true and correct as of such date;

      (d) there shall not have occurred any Event of Default hereunder;

      (e) the Borrower shall have provided evidence of insurance maintained by the Borrower on the Vessel required by the Mortgage if the terms of the Borrower's insurances on the Vessel have been amended as a result of the proposed refurbishment of the Vessel;

      (f) the Borrower shall have paid or shall pay with the proceeds of the final Advance hereunder, the suppliers and subcontractors for the Vessel;

      (g) there shall not have occurred any material adverse change in the business or financial condition of the Borrower or the Guarantor;

      (h) the Borrower shall have executed and delivered to the Lender the Term Note; and

      (i) The Borrower shall have reimbursed the Lender for the fees, costs and expenses of the Lender as required by Section 5.7 hereof.

      Section 2.4   WAIVER OF CONDITIONS PRECEDENT.

      All of the conditions precedent contained in this Article II are for the sole benefit of the Lender and the Lender may waive any or all of them in its absolute discretion.

                                  ARTICLE III.
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

      Section 3.1   REPRESENTATIONS.

      Borrower represents and warrants that:

      (a) It is a corporation duly incorporated and validly existing, in good standing under the laws of the State of Delaware and has the requisite power and authority (i) to carry on its business as presently conducted, (ii) to enter into and perform its obligations under each Loan Document to which it is a party, and (iii) to borrow moneys and guarantee the debts of others.

      (b) The execution, delivery and performance by it of each Loan Document to which it is a party, and any other instrument or agreement provided for by this Agreement, have been duly authorized by all necessary corporate action, do not require stockholder, approval other than such as has been duly obtained or given, do not or will not contravene any of the terms of its certificate of incorporation or by-laws, and will not violate any provision of law or of any order of any court or governmental agency if such violation would result in a material adverse effect, or constitute (with or without notice or lapse of time or both) a default under, or result (except as contemplated by this Agreement) in the creation of any security interest, lien, charge or encumbrance upon any of its properties or assets pursuant to, any agreement, indenture or other instrument to which it is a party or by which it may be bound; this Agreement and each Loan Document to which it is a party has been duly executed and delivered by Borrower and constitutes its legal, valid and binding agreement or instrument, enforceable in accordance with the respective terms thereof.

      (c) There are no suits or proceedings pending or to its knowledge threatened against or affecting the Borrower which if adversely determined would have a material adverse effect.

      (d) The principal place of business of the Borrower and the place where all records relating to the transactions contemplated hereby, including records relating to the operations of the Vessel are kept is 2500 City West Blvd., Suite 2200, Houston, Texas 77042.

      (e) Other than such as have been obtained, no license, consent, approval of or filing or registration with any Governmental Agency or other regulatory authority is required for the execution, delivery and performance of this Agreement or any Loan Document or any instrument contemplated herein or therein.

      (f) No part of the proceeds of the Loan will be used for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors. The Borrower is not engaged in the business of extending credit to others for the purpose of purchasing or carrying margin stock within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System. If requested by the Lender, the Borrower will furnish to the Lender in connection with the Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U. Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of such terms is defined or used in the Investment Company Act of 1940, as amended). No proceeds of the Loan will be used to acquire any security in any transaction the is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

      (g) The Borrower has no subsidiaries.

      (h) The Borrower has filed or caused to be filed all tax returns required by the United States of America, the state of its principal place of business and the states where its business or operations require such filings which are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due and except as to such taxes being contested in good faith by appropriate proceedings for which adequate reserves are being maintained. The Borrower has established reserves to the extent believed by it to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

      (i) (i) The Borrower has duly complied with, and the Vessel and its other properties and operations are in compliance with, the provisions of all applicable environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder of all Governmental Agencies, the non-compliance with which would have a material adverse effect.

            (ii) As of the date of this Agreement, the Borrower has not received notice from any Governmental Agency, and has no knowledge, of any fact(s) which constitute a violation of any applicable environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder of all Governmental Agencies, which relate to the use or ownership of the Vessel or properties owned or operated by the Borrower.

            (iii) The Borrower has been issued all required permits, licenses, certificates and approvals of all Governmental Agencies relating to (a) air emissions, (b) discharges to surface water or ground water, (c) noise emissions, (d) solid or liquid waste disposal, (e) the use, generation, storage, transportation, treatment, recycling or disposal of Hazardous Substances or (f) other environmental, health or safety matters which are material and necessary for the ownership or operation of the Vessel or other properties owned or operated by the Borrower and such permits, licenses, certificates and approvals are in full force and effect on the date of this Agreement, except for such permits, licenses, certificates and approvals as to which the failure to have issued or to have in effect would not result in a material adverse effect.

            (iv) Except in accordance with a valid governmental permit, license, certificate or approval, there has been no spill or unauthorized discharge or release of any

      Hazardous Substance to the environment at, from, or as a result of any operations of the Vessel or other properties and operations owned or operated by the Borrower required to be reported to any Governmental Agency by the Borrower, which would result in a material adverse effect.

            (v) There has been no material complaint, compliance order, compliance schedule, notice letter, notice of citation or other similar notice from any applicable environmental agency delivered to the Borrower which concerns the operations of the Vessel or other properties owned or operated by the Borrower and which would result in a material adverse effect.

      (j) All representations and warranties made by the Borrower herein or pursuant to any Loan Document or made in any certificate or written statement delivered pursuant hereto or thereto (i) do not contain any untrue statement of or omit to state a material fact necessary to make the statements contained herein or therein not misleading and (ii) shall survive the making of the Loan hereunder and the execution and delivery to the Lender of the Notes and any other Loan Document.

      Section 3.2   AFFIRMATIVE COVENANTS.

      Until the payment in full of all amounts due under this Agreement and the Notes by the Borrower, unless compliance shall have been waived by the Lender, the Borrower agrees that:

      (a)   FINANCIAL STATEMENTS, REPORTS AND INSPECTION.

            (i)   The Borrower will furnish to the Lender:

                  (A) as soon as possible and in any event within three (3)
            Business Days after an officer of the Borrower has knowledge of the occurrence of any Event of Default or of any default in the performance of the Loan Documents, or any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default or such a default, which is continuing on the date of such statement, the statement of the chief financial officer of the Borrower setting forth the details of such Event of Default or event or default and the action which the Borrower propose to take with respect thereto;

                  (B) as soon as available and in any event within forty-five
            (45) days after the close of each quarter of the Guarantor's fiscal years, a copy of the quarterly consolidated financial statements for the Guarantor, which shall be certified by the chief financial officer of the Guarantor;

                  (C) as soon as available and in any event within ninety (90)
            days after the close of the Guarantor's fiscal years, a copy of the annual consolidated financial statements for such year for the Guarantor prepared and certified by independent public accountants of recognized standing acceptable to the Lender;

                  (D) (x) as soon as possible, and in any event, within 30 days after the Borrower knows that any Reportable Event with respect to any Plan has occurred, a statement of an officer of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if a copy of such notice is available to the Borrower and (y) promptly after receipt thereof a copy of any notice relating to a Reportable Event having a material adverse effect, the Borrower or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan; PROVIDED, HOWEVER, this Section 3.2(a)(i)(D)(y) shall not apply to notice of general application promulgated by the Department of Labor; and

                  (E) together with the financial statements required in (B) and
            (C) above, a Certificate of a Responsible Officer of the Borrower certifying that no Event of Default has occurred hereunder and that the representations and warranties contained in Section 3 are true and correct as of the date of such certificate.

            (ii) The Borrower will, upon request, furnish to the Lender such information as the Lender may reasonably request with respect to the business, affairs or condition (financial or otherwise) of the Borrower and will permit the Lender or its representatives at any reasonable time or times during normal business hours upon three (3) Business Days' prior notice, to inspect the properties of the Borrower, to inspect, audit and examine the books or records of the Borrower and to take extracts therefrom and will reimburse the Lender for all reasonable expenses incurred in connection therewith.

      (b) INSURANCE. During the Construction Period, the Borrower shall ensure that the Builder has procured Hull and Machinery on the Vessel under construction in such amounts and under such terms as are customary for the vessel construction industry. The Borrower shall insure, or cause to be insured, the Vessel pursuant to the terms of the Mortgage once the Vessel has been delivered. The Borrower will promptly notify the Lender of any material changes in such insurances or any change in the underwriters or clubs providing such insurances. The Borrower shall annually but no later than the anniversary of the date of this Agreement furnish the Lender with evidence of all such insurance policies currently in force.

      (c) MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. The Borrower will preserve and maintain its corporate existence, its business as presently conducted, and all of its rights, privileges and franchises necessary or desirable in the normal conduct of said business, and will conduct its businesses in an orderly, efficient and regular manner.

      (d) FINANCIAL RECORDS. The Borrower will keep books of record and account in which proper entries will be made of its transactions in accordance with GAAP.

      (e) MAINTENANCE OF VESSEL. The Borrower will maintain, or cause to be maintained, the Vessel in the highest classification for such vessels of the American Bureau of Shipping or such other classification society as the Lender may approve.

      (f) ENVIRONMENTAL COMPLIANCE.

            (i) The Borrower will comply with, and will use its best efforts to cause its agents, contractors and sub-contractors (while such Persons are acting within the scope of their contractual relationship with the Borrower) to so comply with (i) all material and applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies and (ii) the terms and conditions of all applicable permits, licenses, certificates and approvals of all Governmental Agencies now or hereafter granted or obtained with respect to the Vessel or other properties owned or operated by the Borrower unless such compliance would violate the laws or regulations of the jurisdictions in which the Vessel is located or operating.

            (ii) The Borrower will use its best efforts and safety practices to prevent the material and unauthorized release, discharge, disposal, escape or spill of Hazardous Substances on or about the Vessel or other properties owned or operated by the Borrower.

      (g) ENVIRONMENTAL NOTIFICATIONS. The Borrower shall notify the Lender, in writing, within five (5) Business Days of any of the following events occurring after the date of this Agreement:

            (i) Any written notification made by the Borrower to any U.S. or foreign federal, state or local environmental agency required under any federal, state or local environmental statute, regulation or ordinance relating to a material spill or material unauthorized discharge or material release of any Hazardous Substance to the environment at, from, or as a result of any operations on, the Vessel or other properties owned or operated by the Borrower;

            (ii) Knowledge by an officer of the Borrower of receipt of service by the Borrower of any complaint, compliance order, compliance schedule, notice letter, notice of material violation, citation or other similar notice or any judicial demand by any U.S. or foreign court, federal, state or local environmental agency, alleging (A) any material spill, unauthorized discharge or release of any Hazardous Substance to the environment from, or as a result of the operations on, the Vessel or other properties owned or operated by the Borrower, or (B) material violations of applicable laws, regulations or permits regarding the generation, storage, handling, treatment, transportation, recycling, release or disposal of Hazardous Substances on or as a result of operations on the Vessel or other properties owned or operated by the Borrower.

            (iii) It is understood by the parties hereto that the above mentioned notices are solely for the Lender's information, may not otherwise be required by any U.S. or foreign federal, state or local environmental laws, regulations or ordinances, and are to be considered confidential information by the Lender.

            (iv) The term "environmental agency" as used herein shall include, but not be limited to, the United States Environmental Protection Agency, the United States Coast Guard, the United States Department of Transportation (in its administration of the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq.) and other analogous or similar Governmental Agencies regulating or administering statutes, regulations or ordinances relating to or imposing liability or standards of conduct concerning the generation, storage, use, production, transportation, handling, treatment, recycling, release or disposal of any Hazardous Substance.

      (h) ENVIRONMENTAL INDEMNIFICATION.

            (i) The Borrower hereby agrees to indemnify and hold the Indemnitees harmless from and against any and all claims, losses, liability, damages and injuries of any kind whatsoever asserted against any Indemnitee with respect to or as a direct result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from the Vessel or other properties owned or operated by the Borrower of any Hazardous Substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies, whether or not caused by or within the control of the Borrower.

            (ii) It is the parties' understanding that neither the Lender nor any other Indemnitee does now, has never and does not intend in the future to exercise any operational control or maintenance over the Vessel or any other properties owned or operated by the Borrower, nor has any of them in the past, presently, or intends in the future to, maintain an ownership interest in the Vessel or any other properties owned or operated by the Borrower except as may arise upon enforcement of the Lender's rights under the Mortgage or the Assignments.

            (iii) Should, however, the Lender or any other Indemnitee hereafter exercise any ownership interest in or operational control over the Vessel or any other properties owned or operated by the Borrower, e.g., including but not limited to, through foreclosure, then the above stated indemnity and hold harmless shall be limited with respect to any actions or failures to act by the Lender or other Indemnitee subsequent to exercising such interest or operational control, to the extent such action or inaction by the Lender or other Indemnitee is admitted by the Lender or other Indemnitee or is found by a court of competent jurisdiction to have caused or made worse any condition for which liability is asserted, including but not limited to, the presence, escape, seepage, spillage, leaking, discharge or migration on or from the Vessel or other properties owned or operated by the Borrower of any Hazardous Substance.

            (iv) The indemnity and hold harmless contained in this Section 3.2(i) shall not extend to the Lender or any other Indemnitee in its capacity as an equity investor in the

      Borrower or as an owner of any property or interest as to which the Borrower is also an owner but only to the such Indemnitee's capacity as a lender or a holder of security interests.

      (i) Notification of Total Loss. In the event of any Total Loss or requisition of the Vessel, the Borrower shall give written or telefax notice to the Lender not later than ten (10) days after it has actual knowledge of such occurrence.

      Section 3.3   NEGATIVE COVENANTS.

      Until the payment in full of all amounts due under this Agreement and the Notes by the Borrower, the Borrower agrees that it will not without the prior written consent of the Lender:

      (a) LIENS AND PERMITTED LIENS. Create, incur, assume or suffer to exist any lien (including any encumbrance or security interest) of any kind upon the Vessel, except for the liens and other encumbrances set forth below (the "Permitted Liens"):

            (i) liens for Taxes not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the extent required by GAAP for the eventual payment thereof in the event it is found that such are payable by the Borrower;

            (ii) liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the extent required by GAAP for the eventual payment thereof in the event it is found that such sums are payable by the Borrower;

            (iii) maritime liens:

                  (A) arising in the ordinary course of business by operation of law of which Borrower is unaware or that are being contested in good faith by appropriate proceedings and for which reserves have been made to the reasonable satisfaction of the Lender or

                  (B) arising in connection with salvage and general average; or

                  (C) arising in connection with crew wages claimed but not
            paid;

            (iv) liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders and statutory obligations entered into in the ordinary course of business or to secure obligations on surety or appeal bonds in the ordinary course of business or easements, rights of way and similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary conduct of the business of the Borrower;

            (v) judgment liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance; and

            (vi) liens required by the terms of this Agreement.

      (b) CONSOLIDATION, MERGER, ETC. Consolidate with or merge with, or sell (whether in one transaction or in a series of transactions) all or substantially all of its assets to any Person, except for mergers or consolidations with affiliates or subsidiaries of the Borrower.

      (c) INDEBTEDNESS. Incur any Indebtedness, except:

            (i) the Loan;

            (ii) Indebtedness on the date hereof (including undrawn commitments thereunder and extensions and renewals thereof);

            (iii) accounts payable and accrued liabilities incurred in the ordinary course of business;

            (iv) letters of credit, performance and bid bonds obtained by the Borrower in the ordinary course of their business;

            (v) supersedeas bonds obtained by the Borrower in the ordinary course of their business;

            (vi) indebtedness secured by liens on vessels and related collateral and other real and personal property owned by the Borrower, other than the Vessel.

      (d) REPORTABLE EVENT. Cause or allow to occur a Reportable Event.

      (e) CHANGE OF LEGAL STRUCTURE. Cause or allow to occur any material change in its present Certificate of Incorporation or By-Laws that would adversely affect the rights of the Lender or change its jurisdiction of incorporation.

      (f) CHANGE OF PLACE OF BUSINESS. Make any change in the address of its principal place of business or its chief executive office except upon thirty
(30) days' prior written notice to the Lender.

      (g) MANAGEMENT OF VESSEL. Change the flag, class, ownership, management or control of the Vessel.

      (h) SALE OF VESSEL, ETC. Sell, transfer or assign the Vessel unless on commercially reasonable terms; and provided that the proceeds of any sale are used to prepay the Loan; and provided that no such sale may be made before the second anniversary of the Closing Date.

      (i) COMPLIANCE WITH FEDERAL RESERVE BOARD REGULATIONS. No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Borrower in a violation of Regulation X of said Board or the Lender in a violation of Regulation U of said Board. In particular, without limitation of the foregoing, the Borrower will not use any part of the proceeds of the Loan to be made hereunder to acquire for itself or for any other person any publicly-held securities of any kind. The assets of the Borrower do not and will not include any margin securities, and the Borrower has no present intention of acquiring any margin securities. As used in this Section 3.3(j), the terms "margin security" and "purpose of purchasing or carrying" shall have the meanings assigned to them in the aforesaid Regulation U, and the term "publicly-held", in respect of securities, shall have the meaning assigned to it in Section 220.7(a) of Regulation T of said Board. If requested by the Lender, the Borrower will furnish to the Lender a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

      (j) CONTRACTS WITH AFFILIATES. Enter into any transaction with any director, officer, employee, shareholder or Affiliate of the Borrower except on terms no less favorable to the Borrower than the Borrower could obtain in an arms length transaction with Persons not affiliated with the Borrower.

      (k) CHANGE OF OWNERSHIP. Cause or allow to occur any material change in its present stock ownership.

      (l) DIVIDENDS. Make any dividend payments or other distributions to its stockholders or redeem or otherwise acquire any of its stock.

      (m) VESSEL LOCATION. Cause or allow the Vessel to be operated in any area not covered by the insurance policies required under the Mortgage, or in any country for which exports or transactions are subject to specific restrictions under United States export laws.

                                  ARTICLE IV.
                                EVENTS OF DEFAULT

      If any of the following events shall occur and be continuing (each an "Event of Default"):

      (a) the Borrower shall fail to pay any principal of or interest on the Note;

      (b) the Borrower breaches any of its obligations to insure the Vessel in accordance with the terms of the Mortgage;

      (c) any representation or warranty made by the Borrower herein or made in any certificate or financial statement furnished to the Lender hereunder or under any of the Loan Documents shall prove to have been incorrect in any material respect when made;

      (d) default in the performance of any agreement, covenant, term or condition contained herein or in any Loan Document to be performed by the Borrower other than (a) or (b) above, if such default has continued for ten (10) Business Days after notice thereof by the Lender to the Borrower;

      (e) an event of default under any other loan agreement, credit agreement, security agreement, guaranty agreement or lease agreement now existing or hereafter entered into by the Borrower in an aggregate amount in excess of USD 100,000.00 shall not have been remedied within any stated grace periods or is being contested in good faith.

      (f) any of the following Events of Default shall occur:

            (i) the entry by a court of competent jurisdiction of one or more final judgments against the Borrower in an uninsured or unindemnified aggregate amount in excess of USD 150,000.00 which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of thirty (30) consecutive days;

            (ii) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Borrower in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (B) a decree or order adjudging the Borrower a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or of any substantial part of the property or assets of the Borrower, or ordering the winding up or liquidation of the affairs of the Borrower, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

            (iii) (A) the commencement by the Borrower of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (B) the consent by the Borrower to the entry of a decree or order for relief in respect of the Borrower in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Borrower; or (C) the filing by the Borrower of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (D) the consent by the Borrower to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or of any substantial part of the Property or assets of the Borrower or of any substantial part of the Property or assets of the Borrower, or the making by the Borrower of an assignment for the benefit of creditors; or (E) the admission by the Borrower in writing of its inability to pay its debts generally as they become due; or (F) the taking of corporate action by the Borrower in furtherance of any such action, or

      (g) a default or Event of Default occurs under any agreement between the Lender and any Guarantor.

then the Lender may by written notice to the Borrower (1) immediately terminate the commitment of the Lender hereunder; (2) declare the principal of, and interest accrued to the date of such declaration on, the Notes together with all other amounts due hereunder or under any of the Loan Documents, to be forthwith due and payable, whereupon the same shall become forthwith due and payable (provided, however, no notice or declaration shall be required and such amounts shall be immediately due and payable upon the occurrence of an event described in Article IV(e)(iii) or (iv) hereof) and (3) exercise any remedies to which it may be entitled by any Loan Document or by applicable law.

                                   ARTICLE V.
                                  MISCELLANEOUS

      Section 5.1   NOTICES.

      All notices, requests and demands shall be in writing (including telecopier transmission) given to or made upon the respective parties hereto as follows:

In the case of the Borrower, at

         Horizon Offshore, Inc.
         2500 City West Blvd., Suite 2200
         Houston, Texas  77042
         Attention: Chief Financial Officer
         Fax No.:   (713) 361-2677

In the case of the Lender, at

         General Electric Capital Corporation
         One Lincoln Centre
         5400 LBJ Freeway, Suite 1280
         Dallas, Texas  75240
         Attention: Senior Risk Manager
         Fax No.:   (972) 991-6339

or in such other manner as any party hereto shall designate by written notice to the other parties hereto. All such notices shall be effective upon delivery or three (3) days after being deposited in the United States mail with postage prepaid certified, return receipt requested in a correctly addressed wrapper, or upon receipt if delivered to Federal Express or similar courier company or transmitted by telefax during normal business hours. All notices, demands, requests, communications and other documents delivered hereunder or under the Loan Documents, unless submitted in the English language, shall be accompanied by a certified English translation thereof.

      Section 5.2   NO WAIVER.

      No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

      Section 5.3   APPLICABLE LAW AND JURISDICTION.

      (a) THIS AGREEMENT AND THE LOAN DOCUMENTS PROVIDED FOR HEREIN (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, OTHER THAN CONFLICT OF LAWS RULES THEREOF. Any legal action or proceeding against the Borrower with respect to this Agreement or any Loan Document may be brought in the courts of the State of New York, the U.S. Federal Courts in such state, sitting in the County of New York, or in the courts of any other jurisdiction where such action or proceeding may be properly brought, and the Borrower hereby irrevocably accepts the jurisdiction and venue of such courts for the purpose of any action or proceeding. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to either itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

      (b) THE LENDER AND THE BORROWER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      Section 5.4   SEVERABILITY.

      In the event that any provision of this Agreement is held to be void or unenforceable in any jurisdiction, all other provisions shall remain unaffected and be enforceable in accordance with their terms in such jurisdiction, and all provisions of this Agreement shall remain unaffected and shall be enforceable in accordance with their terms in all other jurisdictions.

      Section 5.5   AMENDMENT.

      Neither this Agreement nor any provision hereof, including without limitation this Section 5.5, may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender, and their respective successors and assigns, except that the Borrower shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lender.

      Section 5.6   ASSIGNMENT AND PARTICIPATION.

      This Agreement and the Notes may be assigned, in whole or in part, by Lender without notice to Borrower, and Borrower hereby waives and agrees not to assert against any assignee thereof any defense, counterclaim, right of set-off or cross-complaint Borrower may have against Lender for any reason whatsoever, agreeing that Lender shall be solely responsible therefor.

      Section 5.7   FEES, COSTS, EXPENSES AND TAXES.

      The Borrower agrees to pay on demand all reasonable fees, costs and expenses in connection (i) with the preparation, execution, delivery, administration, amendment and enforcement of this Agreement, the Notes, the other Loan Documents and any other documents to be delivered hereunder and thereunder (including, without limitation, the appraisal and inspection reports required hereunder) and any amendment, modification or supplement hereto or thereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, and any special counsel associated with them, and with respect thereto and the filing of any document or instrument in connection with any of the foregoing, (ii) with respect to reasonable fees and out of pocket expenses of counsel for advising the Lender as to its rights and responsibilities under this Agreement and the transactions contemplated thereby after an Event of Default or an event which, with the giving of notice or lapse of time, or both, shall have occurred, (iii) with any filing or recording of any document or instrument, and (iv) the costs of any inspection reports and appraisals required under this Agreement. In addition, the Borrower shall pay any and all stamp and other taxes (including, without limitation penalties and interest assessed thereon) other than Excluded Income Taxes payable or determined to be payable in connection with the execution, delivery or performance of this Agreement and the Loan Documents and any other documents to be delivered hereunder and thereunder and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

      Section 5.8   COUNTERPARTS.

      This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

      Section 5.9   SECTION HEADINGS.

      The headings of the various Sections and subsections of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      Section 5.10 MERGER.

      THIS AGREEMENT AND THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE BORROWER AND THE LENDER AND SUPERSEDE ALL PRIOR AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                            HORIZON VESSELS, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                            GENERAL ELECTRIC CAPITAL CORPORATION

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                   EXHIBIT A-1

                                 PROMISSORY NOTE

                                 June ___, 2001

      FOR VALUE RECEIVED, HORIZON VESSELS, INC. located at the address stated below ("MAKER") promises (jointly and severally, if more than one) to pay upon demand to the order of General Electric Capital Corporation (together with its successors and assigns, if any, hereinafter called "PAYEE") at its office located at One Lincoln Centre, 5400 LBJ Freeway Suite 1280, L.B. 3 Dallas, TX 75240 or at such other place as Payee or the holder hereof may designate, the principal sum of Five Million Five Hundred Sixty-Nine Thousand Seventy-Five and no/100 Dollars ($5,569,075), with interest thereon, from the date hereof through and including the dates of payment, at the floating per annum simple interest rate ("Contract Rate") calculated as hereinafter set forth. The Contract Rate shall be adjusted once each calendar month, and such adjustment shall be effective during the adjustment period ("Adjustment Period") as hereinafter defined. Each Adjustment Period shall commence at the close of business on the first day of a calendar month and shall continue through the same day of the next succeeding calendar month. The Contract Rate for each Adjustment Period shall be equal to the sum of (i) two and 45/100 percent (2.45%) per annum plus
(ii) a variable per annum interest rate, which shall be equal to the rate listed for "1-Month" Commercial Paper under the column indicating an average rate as stated in the Federal Reserve Statistical Release H.15 (519) for the second calendar month ("Current CPR") preceding the calendar month in which the Adjustment Period commences. If, for any reason whatsoever, the Federal Reserve Statistical Release H.15 (519) is no longer published, the Current CPR shall be equal to the latest Commercial Paper Rate for high grade unsecured notes of 30 days maturity sold through dealers by major corporations in multiples of $1,000, as indicated in the "Money Rates" column of the Wall Street Journal, Eastern Edition, published on the first Business Day of the calendar month preceding the month in which the interest payment being adjusted shall be due and payable.

      The Maker shall, without demand, pay to Payee on the first day of each calendar month, until such time as this Note has been paid in full, all interest accrued hereunder during the preceding calendar month.

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

      This Note is given in connection with and secured by a certain U.S. First Preferred Ship Mortgage, dated as of June ___, 2001 between Payee and the Maker (the "Mortgage) and that certain Loan Agreement, dated June ___, 2001 between Payee and Maker (which, together with the Mortgage shall be referred to as the "AGREEMENT").

      All payments shall be paid in lawful money of the United States. The acceptance by Payee or the holder hereof of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's or the holder's right to receive payment in full at such time or at any prior or subsequent time. All payments shall be applied first to interest and then to principal.

      Time is of the essence hereof. If any payment of principal and interest or any other sum due under this Note or the Agreement is not paid within ten
(10) business days after its due date, the Undersigned agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of each such payment, but not exceeding any lawful maximum. The Maker agrees that upon the failure of the Maker to make payment of any amount due hereunder within ten (10) business days after demand or the same becomes due and payable or upon the happening of any Default under the Agreement, the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or the Agreement, shall, at the election of Payee or the holder hereof, immediately become due and payable, with interest thereon at 18% per annum or the highest rate allowable by law (whichever is lower) from the date of such accelerated maturity until paid.

      The Maker and all sureties, endorsers, guarantors or any others who may at any time become liable for the payment hereof jointly and severally consent of, and all substitutions or releases of security or of any party primarily or secondarily liable on this Note or the Agreement or any term and provision of either, which may be made, granted or consented to by Payee or the holder hereof, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee or the holder hereof, without joinder of any other as a party thereto, and that Payee or the holder hereof shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and all sureties, endorsers, guarantors or any others who may at any time become liable for the payment hereof jointly and severally hereby waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agree to pay (if permitted by law) all expenses incurred in collection, including Payees actual attorney's fees if placed with an attorney for the collection hereof, or if prohibited by law, such lesser sum as may not be so prohibited, and hereby waive all benefits of valuation, appraisement and exemption laws.

      Notwithstanding the foregoing, in no event shall the interest to be charged hereunder exceed the maximum which Payee is lawfully entitled to collect from the Maker.

                                          HORIZON VESSELS, INC.


                                          By:
----------------------------------           -----------------------------------
(Witness)
                                          Name:
----------------------------------             ---------------------------------
(Print Name)
                                          Title:
----------------------------------              --------------------------------
(Address)
                                          Address: 2500 City West Boulevard,
                                                   Suite 2200
                                                   Houston, Texas 77042

                                   EXHIBIT A-2

                                 PROMISSORY NOTE

                                __________, 2001

FOR VALUE RECEIVED, HORIZON VESSELS, INC. a corporation located at the address stated below ("MAKER") promises, jointly and severally if more than one, to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION or any subsequent holder hereof (each, a "PAYEE") at its office located at ONE LINCOLN CENTRE, 5400 LBJ FREEWAY SUITE 1280, L.B. 3, DALLAS, TX 75240 or at such other place as Payee or the holder hereof may designate, the principal sum of AND __/100 DOLLARS ($_____________), with interest on the unpaid principal balance, from the date hereof through and including dates of payment, at a floating per annum simple interest rate ("Contract Rate") as hereinafter calculated.

The Contract Rate for a given period (the "Effective Period") shall be equal to the sum of (i) two and 45/100 percent (2.45%) per annum plus (ii) a variable per annum interest rate ("Current CPR") which shall be equal to the rate listed for "1-Month" Commercial Paper under the column indicating an average rate for the second calendar month preceding the month in which the Effective Period ends, as stated in the Federal Reserve Statistical Release H.15 (519) published in the calendar month preceding the month in which the Effective Period ends. The first Effective Period shall begin on the date hereof, and shall continue through the earlier of (w) the date the first Periodic Installment (or part thereof) is received by Payee and (x) the date on which the first Periodic Installment is due. Each subsequent Effective Period shall begin on the day after the last day of the previous Effective Period and shall continue through the earlier of (y) the date the earliest due and unpaid Periodic Installment (or part thereof) is received by Payee and (z) the date on which the next Periodic Installment is due after the beginning of the current Effective Period.

If, for any reason whatsoever, the Federal Reserve Statistical Release H.15
(519) is no longer published, the Current CPR shall be equal to the latest Commercial Paper Rate for high grade unsecured notes of 30 days maturity sold through dealers by major corporations in multiples of $1,000, as indicated in the "Money Rates" column of the Wall Street Journal, Eastern Edition, published on the first Business Day of the calendar month in which the Effective Period ends. As used herein, the term "Business Day" shall mean and include any calendar day other than a day on which all commercial banks in the City of New York, New York are required or authorized to be closed.

Subject to the other provisions hereof, the principal and interest on this Note is payable in lawful money of the United States in one hundred nineteen (119) consecutive monthly installments as follows:

            Periodic
           Installment               Amount
           ---------------------------------

           1-119                     $____________

each ("Periodic Installment") and a final installment which shall be in the amount of the total outstanding unpaid principal and interest. The first Periodic Installment shall be due and payable on _______________, 2001 and the following Periodic Installments shall be due and payable on the same day of each succeeding period (each, a "Payment Date"). All payments shall be applied first to interest and then to principal. The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time. Interest shall be calculated on the basis of a 365 day year (366 day leap year) and will be charged at the Contract Rate for each calendar day on which any principal is outstanding.

The amount and number of the Periodic Installments will not change with fluctuations in the Contract Rate. Any increase in the Contract Rate shall be reflected by a corresponding decrease in the portion of the Periodic Installment credited to the remaining unpaid principal balance. Any decrease in the Contract Rate shall be reflected as a corresponding increase in the portion of the Periodic Installment credited to the remaining unpaid principal balance. Notwithstanding the foregoing, at the end of each three (3) month period commencing with the first Payment Date hereof, Maker agrees to pay to Payee forthwith an additional sum ("Quarterly Payment") sufficient to amortize the unpaid principal over the balance of the original term hereof at the Contract Rate applicable for the first Periodic Installment.

If, and for so long as, the amount of interest due exceeds the amount of the Periodic Installment, Maker agrees to pay forthwith, in addition to (i) any Periodic Installment then due and (ii) any Quarterly Payment, the amount by which said interest exceeds the Periodic Installment. In the event interest only is required to be paid during any period, the interest for such period shall be due and payable monthly as it accrues and shall be calculated on the unpaid principal balance existing at the commencement of such period.

The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

      This Note is given in connection with and secured by a certain U.S. First Preferred Ship Mortgage, dated as of June ___, 2001 between Payee and the Maker (the "Mortgage) and that certain Loan Agreement, dated June ___, 2001 between Payee and Maker (which, together with the Mortgage shall be referred to as the "AGREEMENT").

Time is of the essence hereof. If any installment or any other sum due under this Note or the Agreement is not received within ten (10) business days after its due date, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder within ten (10) business days after the same becomes due and payable; or (ii) Maker is in default under, or fails to perform under any term or condition contained in the Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or the Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

The Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of the entire indebtedness plus an additional sum as a premium equal to the following percentages of the principal amount prepaid for the indicated period:

Prior to the first annual anniversary date of this Note:                        three percent  (3.0%)
Thereafter and prior to the second annual anniversary date of this Note:        two percent    (2.0%)
Thereafter and prior to the third annual anniversary date of this Note:         one percent    (1.0%)

and zero percent (0%) thereafter, plus all other sums due hereunder or under the Agreement.

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or the Agreement, in no event shall this Note or the Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or the Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or the Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or the Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an "Obligor") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or the Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee's actual attorneys' fees. Maker and each Obligor agrees that fees not in excess of twenty percent (20%) of the amount then due shall be deemed reasonable.

THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note and the Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or the Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

                                       HORIZON VESSELS, INC.


                                       By:
----------------------------------        -------------------------------------
(Witness)
                                       Name:
----------------------------------          -----------------------------------
(Print Name)

                                       Title:
----------------------------------           -----------------------------------
(Address)
                                       Federal Tax ID #: 72-0487309

                                       Address:  2500 City West Boulevard,
                                                 Suite 2200
                                                 Houston, Texas 77042

                                   EXHIBIT "B"

                                NOTICE OF DRAWING

                                  June 28, 2001

BY FACSIMILE

General Electric Capital Corporation
5400 LBJ Freeway, Suite 1280
Dallas, Texas  75240
Attention: Robert Holmes

Ladies and Gentlemen:

      The undersigned, Horizon Vessels, Inc., refers to the Loan Agreement, to be dated as of June 29, 2001 (the "Loan Agreement"), (the terms defined therein being used herein as therein defined), among the undersigned as Borrower and the Lender party thereto, and hereby gives you notice, irrevocably, that the undersigned hereby requests the initial Advance under the Loan Agreement, and in that connection sets forth below the information relating to such advance (the "Proposed Advance"):

      (i)   The Drawdown Date of the Proposed Advance is June 29, 2001.

      (ii)  The amount of the Proposed Advance is USD 5,569,075.

      (iii) The bank account to which the Proposed Advance is to be remitted is as follows:

            Receiving Bank:  Southwest Bank of Texas
                             Houston, Texas
            ABA Number:      113011258
            Account Name:    Horizon Offshore Contractors, Inc.
            Account Number:  159506

      The undersigned hereby certifies that the following are true on the date hereof, and will be true on the date of the Proposed Advance:

      (A) the representations and warranties contained in the Loan Agreement will be correct, before and after giving effect to the Proposed Advance and to the application of the proceeds therefrom, as though made on and as of such date; and

      (B) no Event of Default will have occurred and be continuing, or will result from such Proposed Advance or from the application of the proceeds therefrom.

      The undersigned agrees that the Lender may fund fees and expenses incurred by Lender and payable under the Loan Agreement from the Proposed Advance, which shall not affect the principal amount of the Proposed Advanced repayable under the Loan Agreement. If the Proposed Advance fails to take place or is delayed for any reason, the undersigned hereby agrees to indemnify the Lender against any loss incurred as a result of the giving of this Notice of Drawing.

                                       Very truly yours,

                                       HORIZON VESSELS, INC.


                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------